UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On March 9, 2015, Recro Pharma, Inc. (the “Company”) announced that it has entered into a definitive agreement to acquire from Alkermes plc, a private limited company incorporated in Ireland (“Alkermes”), worldwide rights to meloxicam IV/IM (“Meloxicam”) and a contract manufacturing facility and formulation business, through the acquisition of certain subsidiaries of Alkermes. On March 7, 2015, the Company and its wholly owned subsidiary, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), and Eagle Holdings USA, Inc., a Delaware corporation (together with APIL and Daravita, collectively the “Sellers”). Pursuant to the terms of, and subject to the conditions and limitations set forth in, the Purchase and Sale Agreement, the Sellers agreed to sell, and Recro Pharma agreed to purchase, the Sellers’ right, title and interest in: (a) all of the issued and outstanding membership units of a newly-formed Delaware limited liability company, which will, prior to the closing of the Purchase and Sale Agreement (the “Closing”), acquire, directly or indirectly, substantially all of the assets and liabilities of Daravita; and (b) all of the issued and outstanding membership units of Alkermes Gainesville LLC, a Massachusetts limited liability company. The consideration payable under the Purchase and Sale Agreement consists of: (i) $50 million cash consideration to be paid at Closing (the “Cash Purchase Price”); (ii) up to $120 million in milestone payments upon the achievement of certain regulatory and commercial milestones related to Meloxicam; (iii) low double-digit royalties on net sales of Meloxicam; and (iv) a warrant to purchase up to 350,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price equal to two times the closing price of the Common Stock on the day prior to the Closing (the “Alkermes Warrant”). The acquisition pursuant to the Purchase and Sale Agreement is expected to close in the second quarter of 2015.

Concurrently with the Closing, the Company and Recro LLC will enter into a transition services agreement with certain of the Sellers or their affiliates to provide certain transition services until June 2016. Within 60 days following the Closing, the Company and Recro LLC, or a successor thereof, will enter into a supply agreement with certain of the Sellers pursuant to which Sellers will provide the Company with clinical and commercial supplies.

The completion of the Purchase and Sale Agreement is subject to customary closing conditions, including, among others, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, accuracy of the representations and warranties made and compliance with the covenants agreed to by the parties, in each case, subject to certain materiality standards as set forth in the Purchase and Sale Agreement.

The representations, warranties and covenants contained in the Purchase and Sale Agreement were made solely for the benefit of the parties to the Purchase and Sale Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Purchase and Sale Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Purchase and Sale Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Purchase and Sale Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company, Alkermes Gainesville, Daravita or their businesses. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Alkermes Gainesville or Daravita or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase and Sale Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Gerri Henwood, President, Chief Executive Officer and director of the Company, served as a member of the board of directors of Alkermes until her resignation on March 7, 2015. The Purchase and Sale Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors, including all of the disinterested members.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement and Guarantee of Credit Agreement

In connection with the Purchase and Sale Agreement, on March 7, 2015, Recro LLC entered into a Credit Agreement with OrbiMed Royalty Opportunities II, LP (the “Credit Agreement”) whereby OrbiMed agreed to provide a term loan (the “Term Loan”) to Recro LLC in the original principal amount of $50 million upon satisfaction of certain customary closing conditions, including the satisfaction of all closing conditions under the Purchase and Sale Agreement (the “Credit Closing”), and the Company entered into a Guarantee (the “Guarantee”) in favor of OrbiMed whereby the Company guaranteed all the obligations of Recro LLC arising under the Credit Agreement. The Term Loan proceeds will be used to pay the Cash Purchase Price at the Closing.

At the Credit Closing, the Company and Recro LLC will grant OrbiMed a security interest in substantially all of their assets to secure their obligations to OrbiMed under the Guarantee and the Credit Agreement. In addition, the Company will grant a warrant to OrbiMed (the “Orbimed Warrant, and together with the Alkermes Warrant, the “Warrants”) to purchase a number of shares of Common Stock equal to 3% of the Company’s issued and outstanding Common Stock (on a fully diluted basis) on the date of the Credit Closing at a price equal to $3.28, per share, subject to certain adjustments as specified in the Warrant. Pursuant to the Credit Agreement, immediately following the Credit Closing, Recro LLC shall merge with and into Alkermes Gainesville, with Alkermes Gainesville surviving.

OrbiMed’s obligation to make the Term Loan terminates on April 21, 2015 if the Closing has not occurred on or prior to such date. The unpaid principal amount of the Term Loan is due and payable on the five year anniversary of the Credit Closing. The Credit Agreement also provides for certain mandatory prepayment events, including a quarterly excess cash flow prepayment requirement at OrbiMed’s request. Recro LLC may make voluntary prepayments in whole or in part, subject to: (i) on or prior to the 36 month anniversary of the Credit Closing, payment of a Buy-Out Premium Amount (as defined in the Credit Agreement); and (ii) after the 36 month anniversary of the Credit Closing, payment of an Exit Fee Amount (as defined in the Credit Agreement).

The interest rate on the Term Loan is a rate per annum equal to 14.00% plus the higher of: (i) the LIBO Rate (as defined in the Credit Agreement) and (ii) 1.00%. Recro LLC will pay OrbiMed a commitment fee of $1 million on the date of the Credit Closing.

The Credit Agreement is subject to customary affirmative, negative and financial covenants as more particularly described in the Credit Agreement.

The foregoing description of the Credit Agreement and Guarantee is qualified in its entirety by reference to the full text of the Credit Agreement and the Guarantee, which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

This information in Item 1.01 above is incorporated into this Item 3.02 by reference.

The Warrants will be exercisable until the seventh anniversary of the Closing or the Credit Closing, as the case may be. The number of shares for which the Warrants are exercisable and the associated exercise prices will be subject to certain adjustments as set forth in the Warrants. The holders of the Warrants have the right to net exercise any outstanding Warrants for shares of Common Stock. As specified in each of the Warrants, upon a change in control of the Company, to the extent that the Warrants are not assumed by the acquiring entity or, in the case of the Orbimed Warrant, automatically exercised, the holder can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding Warrants.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the Warrants and the shares of Common Stock issuable pursuant to such Warrants (the “Warrant Shares”). As part of executing the Purchase and Sale Agreement and the Credit Agreement and receiving the Warrants and the Warrant Shares, Orbimed and each of the Sellers each represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by them will be acquired solely for their own account for investment and not with a view to or for sale or distribution of the Warrants or the Warrant Shares or any part thereof.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Warrants, forms of which are filed herewith as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect the Company’s expectations about its future events, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to the Company as of the date of hereof and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this report including, without limitation: the parties’ ability to satisfy the purchase agreement closing conditions (including required regulatory approvals) and closing conditions under the Credit Agreement. In addition, the forward-looking statements should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. The Company assumes no obligation to update any such forward looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

2.1*	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc.

4.1	Form of Alkermes Warrant

4.2	Form of Orbimed Warrant

10.1*	Credit Agreement, dated as of March 7, 2015, by and between Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP

10.2	Guarantee, dated as of March 7, 2015, by Recro Pharma, Inc. in favor of OrbiMed Royalty Opportunities II, LP

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015

Recro Pharma, Inc.

By:	/s/ Charles T. Garner
	Name:	Charles T. Garner
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1*	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc.

4.1	Form of Alkermes Warrant

4.2	Form of Orbimed Warrant

10.1*	Credit Agreement, dated as of March 7, 2015, by and between Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP

10.2	Guarantee, dated as of March 7, 2015, by Recro Pharma, Inc. in favor of OrbiMed Royalty Opportunities II, LP

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.